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                                                                   EXHIBIT 10.10


                          NEWFIELD EXPLORATION COMPANY

                1995 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN
                                   (RESTATED)


                            I.  PURPOSE OF THE PLAN

       The NEWFIELD EXPLORATION COMPANY 1995 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN (the "PLAN") is intended to promote the interests of Newfield Exploration Company, a Delaware corporation (the "COMPANY"), by enhancing the ability of the Company to attract and retain the services of individuals as directors of the Company who are essential for the growth and profitability of the Company.

                                II.  DEFINITIONS

       Unless the context otherwise indicates, the following definitions shall apply to the Plan:

       (a)    "BOARD" shall mean the Board of Directors of the Company.

       (b) "COMMITTEE" shall mean the Committee of the Board appointed pursuant to Paragraph III of the Plan.

       (c) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

       (d) "FAIR MARKET VALUE" shall mean as of any specified date, the closing price of the Stock on the New York Stock Exchange (or, if the Stock is not then listed on such exchange, such other national securities exchange on which the Stock is then listed) on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are reported.

       (e) "FORFEITURE RESTRICTIONS" shall mean the conditions applicable to shares of Stock granted under the Plan, including the prohibitions against sale or other disposition of shares of Stock granted under the Plan and the corresponding obligation of the Non-Employee Director to forfeit his/her ownership of or right to such shares and to surrender such shares to the Company in the event the Non-Employee Director fails to satisfy such conditions.

       (f) "NON-EMPLOYEE DIRECTOR" shall mean a director of the Company who is not otherwise an employee of the Company or any of its Subsidiaries.

       (g) "RESTRICTED SHARES" shall mean shares of Stock granted under the Plan which are subject to Forfeiture Restrictions.

       (h) "RULE 16-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

       (i) "STOCK" shall mean the Common Stock, par value $.01 per share, of the Company and may consist of authorized but unissued shares of the Company or previously issued shares reacquired and held by the Company or any of its Subsidiaries.

       (j)    "SUBSIDIARY" shall mean any subsidiary corporation as defined in section 424(f) of the Internal Revenue Code of 1986, as amended.

       (k) "TOTAL AND PERMANENT DISABILITY" shall mean the inability to perform duties and services as a director of the Company by reason of a medically determined physical or mental impairment supported
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              by medical evidence which in the opinion of the Committee can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

                        III.  ADMINISTRATION OF THE PLAN

       The Plan shall be administered by a Committee which shall be appointed by and serve at the pleasure of the Board and consist of at least two members. Members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3. The Committee is authorized to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.

                   IV.  ELIGIBILITY OF NON-EMPLOYEE DIRECTORS

       Shares of Stock shall be issued under Paragraph VI of the Plan only to individuals who are Non-Employee Directors. Shares of Stock may not be granted to a Non-Employee Director if such director has been an employee of the Company or any of its Subsidiaries for any part of the calendar year preceding the calendar year in which such grant is to be made.

                         V.  SHARES SUBJECT TO THE PLAN

       The aggregate number of shares of Stock that may be issued under the Plan may not exceed 25,000 shares. Any of such shares which remain unissued at the termination of the Plan shall cease to be subject to the Plan. If shares issued under Paragraph VI of the Plan are forfeited to the Company, such shares shall again become available for issuance under the Plan to the extent permissible under Rule 16b-3. The aggregate number of shares that may be issued under the Plan shall be adjusted to reflect a change in capitalization of the Company, such as stock dividends or stock splits. Until termination of the Plan, the Company shall make available at all times a sufficient number of shares to meet the requirements of the Plan.

         VI.  ISSUANCE OF RESTRICTED SHARES AND FORFEITURE RESTRICTIONS

       (a) ANNUAL ISSUANCE OF RESTRICTED SHARES. Subject to the limitation of the number of shares of Stock set forth in Paragraph V, (i) as of the date of the annual meeting of the stockholders of the Company in each year that the Plan is in effect as provided in Paragraph VIII hereof, each Non-Employee Director who is in office immediately after such meeting shall receive, without the exercise of the discretion of any person or persons, a number of Restricted Shares determined by dividing (y) $30,000 by (z) the Fair Market Value on the date of the annual meeting of stockholders, rounded down to the nearest whole number, subject to the terms set forth below, and (ii) each Non-Employee Director who is appointed to the Board by the Board for the first time after the 1997 annual meeting of stockholders (and not in connection with an annual meeting of stockholders) shall receive, without the exercise of the discretion of any persons or person, a number of Restricted Shares determined by dividing (y) $30,000 by (z) the Fair Market Value on the effective date of his/her appointment as a director, rounded down to the nearest whole number, effective as of his/her date of appointment as a director, subject to the terms set forth below. Any nominee Non-Employee Director may make an irrevocable written election in advance of election or appointment to the Board not to receive a grant of Restricted Stock pursuant to this Paragraph VI(a).

       (b) FORFEITURE RESTRICTIONS AND OTHER TERMS AND CONDITIONS. The following provisions are applicable to the Restricted Shares issued pursuant to Paragraph VI(a):

              (i) The shares of Stock issued to a Non-Employee Director pursuant to this Plan shall not be sold, assigned, pledged, or otherwise transferred to the extent then subject to the Forfeiture Restrictions.



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              (ii)   The Forfeiture Restrictions shall lapse as to each grant
                     of shares of Stock issued to a Non-Employee Director pursuant to this Plan prior to the 1997 annual meeting of stockholders in accordance with the following schedule provided that the lapse conditions described below have been satisfied:

                                                Number of Shares as to Which
        Lapse Date                              Forfeiture Restrictions Lapse
        ----------                              -----------------------------
The day before the date of First Annual                      333
Meeting of Stockholders
following date of issuance of
Restricted Shares

The day before the date of Second
Annual Meeting of Stockholders following                     333
date of issuance of Restricted
Shares

The day before the date of Third Annual                      334
Meeting of Stockholders
following date of issuance of
Restricted Shares



              (iii) The Forfeiture Restrictions shall lapse as to each grant of shares of Stock issued to a Non-Employee Director pursuant to this Plan following the 1997 annual meeting of stockholders the day before the date of the first annual meeting of stockholders following the date of issuance of restricted shares, provided that the lapse conditions described below have been satisfied.

              (iv) The Forfeiture Restrictions shall lapse as of a given date with respect to the applicable number of shares of Stock only if the Non-Employee Director has remained a Non-Employee Director of the Company continuously from the date of issuance of the Restricted Shares through such lapse date, provided, however, that if a Non-Employee Director terminates as a director by reason of death or Total and Permanent Disability, the Forfeiture Restrictions on all Restricted Shares issued pursuant to this Plan to such Non-Employee Director shall lapse as of the date of his termination as a director. To the extent that the lapse conditions are not satisfied as of a given lapse date, the Non-Employee Director shall for no consideration forfeit and surrender to the Company all of the shares of Restricted Stock which are then subject to Forfeiture Restrictions. Unrestricted shares of Stock, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

              (v) Any Restricted Stock shall be evidenced by issuance of a stock certificate which shall be registered in the name of the Non-Employee Director and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Non-Employee Director shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have lapsed, and the Company shall retain custody of the stock certificate until the Forfeiture Restrictions have lapsed.

              (vi) In the event that the number of shares of Stock available for grants under the Plan is insufficient to make all grants provided for in this Paragraph VI hereby made on the applicable date, then all Non-Employee Directors who are entitled to a grant on such date shall share ratably in the number of shares of Stock then available, if any, for grant under the Plan, shall have no right to receive a grant with respect to the deficiencies in the number of available shares of Stock and the grants under this Paragraph VI shall thereafter terminate.


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              (vii)  It is intended that the Plan meet the requirements of Rule
                     16b-3 and that any Non-Employee Director who is eligible to receive a grant of Restricted Stock or to whom a grant of Restricted Stock is made pursuant to this Paragraph VI will not for such reason cease to be a "disinterested person" within the meaning of Rule 16b-3 with respect to the Plan and other stock-related plans of the Company.

             VII.  SHARES RECEIVED IN REORGANIZATION OR STOCK SPLIT

       The prohibitions of Paragraph VI shall not apply to the transfer of Restricted Shares pursuant to a plan of reorganization of the Company, but the stock or securities received in exchange therefor, and any Stock received as a result of a stock split or stock dividend with respect to Restricted Shares, shall also become Restricted Shares subject to the Forfeiture Restrictions and provisions governing the lapsing of such Forfeiture Restrictions applicable to the original shares granted to the Non-Employee Director for all purposes of the Plan and the certificates representing such additional shares shall be legended to show such restrictions. Notwithstanding the foregoing, if (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), or (iii) the Company is to be dissolved and liquidated, then effective as of the effective date of such merger, consolidation, dissolution and liquidation, or sale, all Forfeiture Restrictions on all Restricted Shares shall lapse.

                              VIII.  TERM OF PLAN

       The Plan shall be effective upon the date of its adoption by the Board, provided the Plan is subsequently approved by the stockholders of the Company within 12 months thereafter. Unless sooner terminated under the provisions of Paragraph XI, no shares shall be issued under Paragraph VI after the expiration of ten years from the effective date of the Plan.

                           IX.  RIGHTS AS STOCKHOLDER

       Upon issuance of Restricted Shares to a Non-Employee Director, except with respect to the Forfeiture Restrictions, such Non-Employee Director shall have all the rights of a stockholder of the Company with respect to such Restricted Shares, including the right to vote such Restricted Shares and to receive all dividends or other distributions paid with respect to such Restricted Shares.

                              X.  WITHHOLDING TAX

       To the extent the issuance of shares of Stock or the lapse of Forfeiture Restrictions results in the receipt of compensation by a Non-Employee Director, the Company (or the employing Subsidiary) is authorized to withhold from any other cash compensation then or thereafter payable to such Non-Employee Director any tax required to be withheld by reason of the receipt of compensation resulting from the issuance of shares or the lapse of Forfeiture Restrictions.

       Alternatively, a Non-Employee Director may authorize the Company to retain or withhold sufficient shares of Stock otherwise receivable by the Non-Employee Director from the Company with respect to Restricted Shares or may deliver to the Company sufficient shares of Stock to enable the Company to satisfy any such withholding requirement.

                     XI.  AMENDMENT OR TERMINATION OF PLAN

       The Board in its discretion may terminate the Plan at any time with respect to any shares of Stock which have not theretofore been issued. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change may be made which would impair the rights of a Non-Employee Director to whom Restricted Shares have theretofore been issued without the consent of such Non-Employee Director; and provided, further that the Board may not make any alteration or amendment that would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares of Stock that may be issued under the Plan (other



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than an increase reflecting a stock dividend, stock split or similar recapitalization of the Company), change the class of individuals eligible to receive Stock under the Plan, extend the maximum period during which Restricted Shares may be granted under the Plan, or decrease any authority granted to the Committee hereunder in contravention of Rule 16b-3, without the approval of the stockholders of the Company. Notwithstanding the foregoing, the Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended, or the regulations issued thereunder.

                          XII.  GOVERNMENT REGULATIONS

       Notwithstanding any provisions hereof to the contrary, the obligations of the Company to deliver shares of Stock under the Plan shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges on which the Stock is traded.



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